UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2021 (November 5, 2021)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PBCT	NASDAQ Global Select Market
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share	PBCTP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 5, 2021, People’s United Financial, Inc. issued a press release announcing that the Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on Thursday, December 16, 2021, at 2:00 p.m. The close of business on November 16, 2021, has been set as the record date for determination of shareholders entitled to notice of, and to vote at, the 2021 Annual Meeting. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information contained in and accompanying this Form 8-K with respect to Item 7.01 (including Exhibit 99.1 hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	The following Exhibits are submitted herewith.

Exhibit No.	Description

99.1	Press Release dated November 5, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release dated November 5, 2021	99.1-1

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: November 8, 2021	By:	/s/ Andrew S. Hersom
(Signature)

	Name:	Andrew S. Hersom
	Title:	Senior Vice President, Investor Relations